As filed with the Securities and Exchange Commission on December 18, 2017

Registration No. 333-174562

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

3M COMPANY

(Exact name of registrant as specified in its charter)

Delaware	41-0417775
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

3M Center
St. Paul, Minnesota 55144
(Address of principal executive offices,
including zip code)

3M Savings Plan

(Full title of the plan)

Gregg M. Larson
Deputy General Counsel
3M Company
3M Center
St. Paul, Minnesota 55144
(651) 733-2204
(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

3M Company (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-8, Number 333-174562, on May 27, 2011 (the “Registration Statement”), to register common shares of the Company and plan interests (the “Securities”) to be offered or sold pursuant to the Company’s 3M Savings Plan (the “Plan”).

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister such portion of the Securities, previously registered under the Registration Statement, which have not been sold as of the date this Amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on December 18, 2017.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson
Deputy General Counsel and Secretary